UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

Asset Acceptance Capital Corp.

(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28405 Van Dyke Avenue

Warren, MI 48093

(Address of principal executive offices)

Registrant’s telephone number, including area code: (586) 939-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Asset Acceptance Capital Corp. (the “Company”) held its annual meeting of shareholders on May 12, 2011. At the annual meeting, the Company’s shareholders voted on the following matters, with the final voting results shown below for each matter voted upon:

(1)	The below-named nominees to the Board of Directors of the Company were each elected for a term ending with the Company’s 2014 annual meeting of shareholders:

	Number of Votes
Nominee	For	Withheld	Broker Non-Votes
Terrence D. Daniels	16,685,941	7,518,818	2,282,756
Rion B. Needs	22,939,027	1,265,732	2,282,756

(2)	The selection of Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011 was ratified.

Number of Votes For	Number of Votes Against	Number of Abstentions
26,434,421	21,809	31,285

(3)	The compensation of the Company’s named executive officers as disclosed in the proxy statement was approved on an advisory (non-binding) basis.

Number of Votes For	Number of Votes Against	Number of Abstentions	Broker Non-Votes
23,637,500	68,707	498,552	2,282,756

(4)	Every three years was selected on an advisory (non-binding) basis as the frequency of the shareholder vote to approve on an advisory basis the compensation of the Company’s named executive officers.

Number of Votes 1 Year	Number of Votes 2 Years	Number of Votes 3 Years	Number of Abstentions	Broker Non-Votes
9,386,562	526,285	14,282,461	9,451	2,282,756

The Company had 30,621,576 shares of common stock outstanding as of the March 15, 2011 record date for the meeting, 26,487,515 of which were represented at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2011	Asset Acceptance Capital Corp.

	By:	/s/ E.L. Herbert
		Name:	E.L. Herbert
		Title:	Vice President and General Counsel

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